                                                                    EXHIBIT 3(a)

                                    RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                               WYLE LABORATORIES


     Stanley A. Wainer and Joseph E. Sullivan certify that:

     1. They are the chairman and secretary, respectively, of Wyle Laboratories, a California corporation.

     2. The articles of incorporation of this corporation are amended and restated to read as follows:

     One:    The name of this corporation is:
     ---

                   WYLE LABORATORIES

     Two:    The purpose of the corporation is to engage in any lawful act or
     ---
activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

     Three:  This corporation is authorized to issue two classes of shares of
     -----
stock, and the total number of shares which the corporation is authorized to issue is twenty-five million five hundred thousand (25,500,000). Five hundred thousand (500,000) of said shares shall be designated Preference Stock, and twenty-five million (25,000,000) of said shares shall be designated Common Stock.

     A statement of the designations, powers, preferences, and relative, participating, optional or other special rights, and qualifications, limitations and restrictions granted to or imposed upon the class of shares of Preference Stock or the holders thereof is as follows:

     Any unissued shares of the Preference Stock may be issued from time to time in one or more series. All shares of any one series of Preference Stock shall be identical in all respects with the other shares of such series, except as to the date from which dividends thereon shall be cumulative, and all series will rank equally and be identical in all respects, except as to the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions thereof and the amount of dividends as set forth below, which may be fixed by the Board of Directors in connection with the creation of each such series. Before any shares of Preference Stock of any particular series shall be issued, the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, in the manner provided by law, the following provisions of the shares of such series so far as such provisions are not inconsistent with the provisions of this Article Three
                                                                         -----
applicable to all series of Preference Stock:

     (i) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

     (ii) the annual rate of dividends payable on shares of such series, the conditions upon which and the dates when such dividends shall be payable, and the date from which dividends shall be cumulative on all shares of such series issued prior to the record date for the first dividend of such series;

     (iii)  the voting rights, if any, of the holders of shares of such series;

     (iv) whether or not redeemable, and if redeemable, the time or times when, the price or prices at which and the manner in which shares of such series shall be redeemable;

     (v) the obligation, if any, of the corporation to maintain a sinking fund to be applied to the purchase or redemption of such series, and if so entitled, the amount of such fund and the manner of its application;

     (vi) the amount payable on shares of such series in the event of any liquidation, dissolution or winding-up of the affairs of the corporation;

     (vii) the rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation and the price or prices or the rates of exchange and the adjustments, if any, at which such shares shall be convertible or exchangeable.

     (1) Liquidation Rights.  In event of any dissolution, liquidation or
         ------------------
winding-up of the affairs of the corporation, after payment or provision for payment of the debts and other liabilities of the corporation, the holders of each series of Preference Stock shall be entitled to receive, out of the net assets of the corporation, an amount in cash for each share equal to the amount fixed and determined by the Board of Directors in any resolutions creating such series of Preference Stock, plus an amount equal to all dividends, if any, accrued and unpaid on each such share up to the date fixed for distribution and no more, before any distribution shall be made to the holders of the Common Stock. If, upon dissolution, liquidation or winding-up, the amounts payable on or with respect to the Preference Stock of all series are not paid in full, the holders of shares of Preference Stock of all series shall share ratably in any distribution in like proportion to the respective preferential amounts to which each series would otherwise have been entitled had all amounts payable on or with respect to the Preference Stock of all series been paid in full. Neither the merger or consolidation of the corporation, nor the sale, lease or conveyance of all or a part of its assets, shall be deemed to be a liquidation, dissolution or winding-up of the affairs of the corporation within the meaning of this paragraph (1).

     (2) Voting Rights.  The holders of Preference Stock of each series shall
         -------------
have such voting rights as are designated in the resolutions creating such series of Preference Stock, and, in addition, shall have the special voting rights set forth below.

     So long as any shares of Preference Stock shall be outstanding, the corporation shall not, without the affirmative vote or written consent of the holders of at least two-thirds of the aggregate number of shares of Preference Stock of all series at the time outstanding, considered as a class without regard to series, by an amendment to the Articles of Incorporation or by merger or consolidation or in any other manner:

     (i)   increase the authorized number of shares of Preference Stock;

     (ii) authorize any new class of stock ranking, either as to payment of dividends or distribution of assets, prior to or on a parity with the Preference Stock; or

     (iii) alter or change the designations, or the powers, preferences or rights, or the qualifications, limitations or restrictions thereof, of the Preference Stock, so as to affect such class of stock adversely, but nothing herein contained shall require such a class vote or consent in connection with any increase in the total number of authorized shares of Common Stock, or in connection with the fixing of any of the particulars of shares of other series of Preference Stock that may be fixed by the Board of Directors as provided in this Article Three;
                                    -----

provided, however, that no such vote or written consent of the holders of the Preference Stock shall be required if, at or prior to the time when such increase is to be effective, the issuance of any such prior stock is to be made or any such change is to take effect, as the case may be, all shares of Preference Stock at the time outstanding have been called for redemption and funds set aside for such redemption.

     If and whenever six (6) or more quarterly dividends on any series of the Preference Stock shall be in arrears, in whole or in part, then and in such event, the holders of all series of the Preference Stock, whether or not otherwise entitled to vote for directors, voting separately as a class, shall be entitled to elect two (2) directors. Such right of the holders of the Preference Stock to elect two (2) directors may be exercised until the dividends in arrears on the Preference Stock shall have been paid in full or funds sufficient therefor set aside, and when so paid or provided for, then the right of the holders of the Preference Stock to elect such number of directors shall cease, but subject always to the same provisions for the vesting of such voting rights in the case of any such future dividend arrearage.

     After the voting power to elect a portion of the directors shall have become so vested in the holders of the Preference Stock as provided in this paragraph (2), such voting power shall become exercisable at the next regular or special meeting of the shareholders of the corporation. If the next regular meeting of the shareholders of the corporation shall not be duly held at the time and place and with the notice specified in the bylaws of the corporation, the Secretary of the corporation may, and upon the written request of the holders of record of ten percent (10%) or more of the shares of the Preference Stock then outstanding addressed to him at the principal office of the corporation in the State of California shall, call a special meeting of the olders of the Preference Stock for the election of the directors to be elected by them as hereinafter provided, to be held within forty (40) days after delivery of such request and at the place and upon the notice provided by law and in the bylaws for the holding of meetings of shareholders. At any meeting so called or at any meeting at which directors are to be elected held while the holders of the shares of Preference Stock have the voting power to elect two (2) directors, the holders of a majority of the then outstanding shares of Preference Stock, present in person or by proxy, shall be sufficient to constitute a quorum for the election of two
(2) directors as herein provided. The directors so elected shall serve until the next annual meeting or until their respective successors shall be elected and shall qualify; provided, however, that whenever the holders of the Preference Stock shall be divested of voting power as above provided, the terms of office of all persons elected as directors by the holders of the Preference Stock as a class shall forthwith terminate.

     The directors elected solely by the holders of Preference Stock shall be subject to removal only by the vote of the holders of said shares so long as the right of such holders solely to elect two (2) directors as hereinabove provided shall continue. Any vacancy in the Board of Directors occurring by reason of such removal may be filled by the vote of the holders of shares of Preference Stock, and if not so filled, such vacancy shall be filled by a majority of the remaining directors.

     Subject to the rights hereinabove granted to holders of Preference Stock to fill vacancies in the Board of Directors occurring by reason of removal of any director elected solely by the holders of the Preference Stock, any vacancy in the Board of Directors occurring by reason of the resignation, death, disqualification, inability to act or otherwise of any member thereof elected solely by the holders of shares of Preference Stock may be filled by the appointment by a majority of the remaining directors of a successor to fill the vacancy so created until the next election of directors.

     (3)  Dividends.  The holders of Preference Stock of each series will be
          ---------
entitled to receive when and as declared by the Board of Directors out of funds legally available for dividends, dividends in cash at the per annum rate determined by the Board of Directors in the resolutions creating such series, payable as provided in such resolutions, such dividends to be cumulative from the date fixed by the Board of Directors in such resolutions. Until cumulative dividends with respect to the Preference Stock have been paid for all past dividend periods and until current dividends have been paid or provided for, the corporation may not purchase or redeem or set aside any funds, through a sinking fund or otherwise, for the purchase or redemption of Preference Stock of any series and may not declare or pay any dividend or make any distribution in respect of any Common Stock of the corporation and any other class or classes of stock over which the Preference Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation or dissolution or winding-up of the corporation (such Common Stock and other class or classes of stock is hereinafter referred to as "Junior Stock").

     All dividends declared on the Preference Stock will be declared pro rata so that the amount of dividends per share declared on the Preference Stock of different series shall in all cases bear to each other the same proportions that the respective dividend rates of such respective series bear to each other.

     (4) Redemption.  Shares of Preference Stock of each series may be redeemed
         ----------
to the extent, in the manner and at the redemption price provided for in the resolutions creating such series. Notwithstanding the foregoing, if at any time the corporation shall have failed to pay full cumulative dividends on the Preference Stock of all series for all past dividend periods and the then current dividend period or failed to comply with any sinking fund provision, thereafter and until such full cumulative dividends have been paid or declared and set apart for payment and such sinking fund provision complied with, the corporation shall not redeem any shares of Preference Stock of any series.

     (5)  Sinking Fund.  After all cumulative dividends have been paid upon the
          ------------
Preference Stock of all series then outstanding for all past dividend periods and after dividends for the then current dividend period shall have been paid or provided for, but before any dividend or other distribution is made, declared or set aside with respect to any Junior Stock, the corporation will set aside on its books such sums as a sinking fund as may have been provided for in the resolutions creating such outstanding series.

     Four:  Notwithstanding any other vote which may be required under
     ----
applicable law, and in addition thereto, the affirmative vote of holders of not less than eighty percent (80%) of the total voting power of all outstanding shares of voting stock of this corporation shall be required to approve: (a) any merger (other than a short-form merger effected in accordance with Section 1110 of the California General Corporation Law), consolidation, combination or reorganization of this corporation or any of its subsidiaries with any other corporation if such other corporation is a Substantial Shareholder (as defined below) or an Associate (as defined below) of a Substantial Shareholder, or (b) the sale, lease or exchange by this corporation or any of its subsidiaries of all or a Substantial Part (as defined below) of its assets to or with a Substantial Shareholder or an Associate thereof, or (c) the issuance or delivery of any stock or other securities of this corporation or any of its subsidiaries in exchange or payment for any (i) cash or other properties or assets of such Substantial Shareholder or Associate thereof or (ii) securities of such Substantial Shareholder or Associate thereof, or (d) any reverse stock split of, or exchange of securities, cash or other properties or assets for, any outstanding securities of this corporation or any of its subsidiaries or a liquidation of this corporation or any of its subsidiaries, in any such case in which a Substantial Shareholder or an Associate thereof receives or retains any securities, cash or other properties or assets, whether or not different from those received or retained by any holder of securities of the same class as held by such

Substantial Shareholder or Associate thereof; provided, however, that the foregoing shall not apply to any such merger, consolidation, combination, reorganization, sale, lease or exchange, or the issuance or delivery of stock or other securities, or reverse stock split, exchange or liquidation which is approved by resolutions duly adopted by a majority of the Continuing Directors (as defined below) of this corporation, nor shall it apply to any such transaction solely between this corporation and another corporation which is controlled by this corporation and none of the securities of which is owned before or after such transaction directly or indirectly by a Substantial Shareholder or Associate thereof.

     As used in this Article Four, the following terms shall have the respective
                             ----
meanings set forth below:

     (i) "Substantial Shareholder" shall mean any person or group of two or more persons who have agreed to act together for the purpose of acquiring, holding, voting or disposing of securities who singly or together with its or their Associates own or owns beneficially, in the aggregate, directly or indirectly, securities representing ten percent (10%) or more of the voting power of all shares of voting stock of this corporation; provided, however, that the term "Substantial Shareholder" shall not include any benefit plan or trust established by this corporation and/or any of its subsidiaries or any trustee, agent or other representative of any such plan or trust;

     (ii) An "Affiliate" of any specified person shall include any person (other than this corporation and any corporation which is controlled by this corporation and none of the voting securities of which is owned directly or indirectly by a Substantial Shareholder or any Associate thereof) who directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the person specified;

     (iii) The term "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise;

     (iv) "Substantial Part" of the assets shall mean assets of this corporation or any of its subsidiaries comprising more than ten percent (10%) of the book value or fair market value of the total assets of this corporation and its subsidiaries as a whole;

     (v) An "Associate" of a Substantial Shareholder shall include any person who is, or was within a period of five years prior to the time of determination, an officer, director, employee, partner, trustee, agent, member of the immediate family or Affiliate of the Substantial Shareholder or of an Affiliate thereof;

     (vi) The term "person" shall include a corporation, partnership, trust or government or political subdivision thereof, an individual, estate, association or any unincorporated organization;

     (vii) The term "member of the immediate family" shall include any of a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, and brothers and sisters-in-law; and

     (viii) "Continuing Director" shall mean, with reference to any Substantial Shareholder, any member of the Board of Directors of this corporation who (A) is not an Affiliate of and is not the Substantial Shareholder and (B) was a member of the Board of Directors of this corporation prior to July 1, 1986 or thereafter became a member of the Board of Directors of this corporation prior to the time the Substantial Shareholder became a Substantial Shareholder, and any successor of a Continuing Director who is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

     In the context of any transaction described in this Article Four, the Board
                                                                 ----
of Directors acting by majority vote of the Continuing Directors shall have the exclusive power and duty to determine, on the basis of information known to them after reasonable inquiry, (a) whether a person is a Substantial Shareholder, (b) whether a person is an Affiliate or Associate of a Substantial Shareholder, (c) whether a person is a Continuing Director and (d) whether a portion of the assets of this corporation constitutes a Substantial Part of such assets. Any such determination of such directors shall be final and binding in the absence of bad faith, fraud or gross negligence of such directors.

     Five:  No action required to be taken or which may be taken by shareholders
     ----
at any annual or special meeting of shareholders of this corporation may be taken without a meeting, and the power of shareholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

     Any amendment, repeal, alteration or change of or to this Article Five
                                                                       ----
shall require the affirmative vote of the holders of shares representing at least eighty percent (80%) of the outstanding shares of stock of this corporation entitled to vote generally in the election of directors (considered for this purpose as one class).

     Six:  The corporation hereby elects to be governed by all of the provisions
     ---
of the "new law", as defined and provided in Sections 2300 - 2319 of the California General Corporation Law, not otherwise applicable to it under Chapter 23 thereof.

     3. The foregoing amendment and restatement of articles of incorporation has been duly approved by the board of directors.

     4. The foregoing amendment and restatement of articles of incorporation has been duly approved by the required vote of shareholders, where applicable, in accordance with Sections 2302 and 902 of the California Corporations Code. The total number of outstanding shares of the corporation entitled to vote is 7,671,829 shares of Common Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

     Executed at El Segundo, California on June 16, 1986.



                                    /s/ STANLEY A. WAINER
                                    ----------------------------
                                    Stanley A. Wainer, Chairman


                                    /s/ JOSEPH E. SULLIVAN
                                    -----------------------------
                                    Joseph E. Sullivan, Secretary

                           CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                               WYLE LABORATORIES

     Charles M. Clough and Glenn M. Gottlieb certify that:

     1. They are the president and chief executive officer and the assistant secretary, respectively, of Wyle Laboratories, a California corporation.

     2. The articles of incorporation of this corporation are amended by adding new Article Seven and Article Eight to read in full as follows:

     "Seven:  The liability of the directors of the corporation for monetary
      -----
     damages shall be eliminated to the fullest extent permissible under California law.

     "Eight:  The corporation is authorized to provide indemnification of its
      -----
     agents (as that term is defined in Section 317 of the California Corporations Code), under any bylaw, agreement, vote of shareholders or disinterested directors or, without limitation, otherwise, in excess of the indemnification expressly permitted by such Section 317 to the fullest extent such indemnification may be authorized hereby, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders."

     3. The foregoing amendments of articles of incorporation have been duly approved by the board of directors.

     4. The foregoing amendments of articles of incorporation have been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the corporation entitled to vote is 10,030,459. The number of shares voting in favor of the amendments equaled or exceeded the vote required. The percentage vote required was more than 50% of the shares entitled to vote.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

     Executed at El Segundo, California on June 30, 1988.


                                 /s/ CHARLES M. CLOUGH
                                 -------------------------------------
                                 Charles M. Clough
                                 President and Chief Executive Officer


                                 /s/ GLENN M. GOTTLIEB
                                 --------------------------------------
                                 Glenn M. Gottlieb
                                 Assistant Secretary

                            CERTIFICATE OF OWNERSHIP
                                       OF
                               WYLE LABORATORIES,
                            A CALIFORNIA CORPORATION



     Ralph Ozorkiewicz and Stephen D. Natcher certify that:

     1. They are the duly elected and acting President and Secretary, respectively, of Wyle Laboratories, a California corporation (herein called "this Corporation").

     2. This Corporation owns 100% of the outstanding shares of Wyle Electronics, a California corporation.

     3. The Board of Directors of this Corporation has duly adopted the following resolutions:

     RESOLVED, that Wyle Electronics be merged with and into this Corporation with this Corporation as the surviving corporation.

     RESOLVED FURTHER, that this Corporation shall, and it hereby does, assume all the liabilities and obligations of Wyle Electronics.

     RESOLVED FURTHER, that Article One of the Articles of Incorporation of this Corporation be amended to read in its entirety as follows:

               "One:    The name of this corporation is:
               ----

                               Wyle Electronics."

     RESOLVED FURTHER, that the officers of this Corporation be, and each of them hereby is, authorized to take such further actions and to execute and deliver such further documents as shall be necessary or desirable to effect the Merger, the taking of such actions or the execution and delivery of such documents to be conclusive evidence of the necessity or desirability thereof.

     4.  This Certificate of Ownership shall become effective upon filing.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Ownership on January 12, 1995 at Irvine, California.



                                          /s/ Ralph Ozorkiewicz
                                          _______________________________
                                              Ralph Ozorkiewicz
                                              President



                                          /s/ Stephen D. Natcher
                                          _______________________________
                                              Stephen D. Natcher
                                              Secretary